FORM 10f3

Record of Securities Purchased

Under the Lehman Brothers Rule 10f3 Procedures

(Italicized, boldface terms are defined in the Rule 10f3 Procedures)

Name of Fund:
Lehman Brothers High Income Bond Fund (NBHIX)

Name of Adviser (or SubAdviser)
Lehman Brothers Asset Management LLC

1. Issuer:	Texas Competitive Electric Holdings Company LLC

2. Date of Purchase:	November 29, 2007

3. Underwriter from whom purchased:	Goldman, Sachs & Co.

4. (a)  Affiliated Underwriter managing or participating in
	syndicate:	Lehman Brothers


   (b) Other members of the underwriting syndicate (List all or you may attach the first two pages from the final prospectus):
	Citi, Credit Suisse, Goldman, Sachs & Co., JPMorgan, Morgan Stanley


5. Aggregate principal amount of purchase:	13,000,000

6. Aggregate principal amount of offering:	1,750,000,000

7. Total principal amount purchased for the Fund	1,885,000

8. Purchase price (net of fees and expenses):	93.25

9. Date offering commenced:	November 29, 2007

10. Offering price at close of first full business day after
offering commenced:	93.25

11. Commission or Gross Spread:		2.00%		$?????/unit

12. Yield to Maturity	11.260%

13. Have the following conditions been satisfied? (Please check
all those that apply).							Yes	No

(a) The securities are (select one):
	(i) part of a Registered Offering;
	(ii) are part of an issue of Government Securities;
	(iii) are Eligible Municipal Securities;
	(iv) are securities sold in an Eligible Foreign Offering; or
	(v) are securities sold in an Eligible Rule 144A Offering?	X

									Yes	No

(b) The securities were purchased prior to the end of the first day on which any sales were made (or if the securities were issued for subscription upon exercise of rights, the securities were purchased on or before the fourth day preceding the day on which the rights
offering terminated)?							X

(c) The purchase price paid was not more than the price paid by each other purchaser of securities in the offering or in any concurrent offering of the securities (except, in the case of an Eligible
Foreign Offering, for any rights to purchase that are required by
law to be granted to existing security holders of the issuer)?		X

(d) The responses to (a), (b), and (c) above are based upon written statement(s) made by the issuer or a syndicate manager, or by an underwriter or seller of the securities through which the purchase
was made?								X

(e) The securities either are Eligible Municipal Securities, or the issuer of the securities and its predecessors have been in
continuous operation for not less than three years?			X

(f) The underwriting was a firm commitment underwriting (if the
underwriters purchased any securities in the underwriting)?		X

(g) The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period. (Please also complete the
attached Comparables Form.)						X

(h) The amount of such securities (other than those sold in an Eligible Rule 144A offering) of any class of the issue of securities purchased by all of the investment companies advised by the Adviser and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase (i) did not exceed 25% of the principal amount of the offering, OR

(i) if purchased in an Eligible Rule 144A Offering, the total amount purchased did not exceed 25% of the total of:

(a) The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(i) under the
Securities Act of 1933, plus						X

(b)  The principal amount of the offering of such class in any
concurrent public offering?						X

(j) (i) No affiliated underwriter was a direct or indirect
participant in or beneficiary of the sale; OR				X

									Yes	No

(ii) With respect to the purchase of Eligible Municipal Securities, no affiliated underwriter of the Fund was a direct or indirect participant in the sale and such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter.

(k) Information has or will be timely supplied to the Funds
president and treasurer (or designee) for inclusion on SEC Form
NSAR and quarterly reports to Trustees?					X


Signature:_________________________________________


Print Name:________________________________________Date:



RULE 10f3  COMPARABLES FORM


Name of Issue Purchased by Fund:
TXU 10.50% 11/01/2016 CUSIP 882330AB


				Comparison # 1			Comparison # 2

Security Name			First Data Corp			Energy Future Holdings
(include cusip)			9.875% 09/24/2015		10.875% 11/01/2017
				CUSIP 319963AN4			CUSIP 292680AA3


Yield to Maturity		11.144% at 93.5			10.704% at 101

Type of Offering
(e.g., registered, 144A)	144A with Reg Rights		144A with Reg Rights


Date offering commenced		10/16/2007			10/24/2007


Offering Price at Issue		94.796				100


Was an affiliate managing or
a member of the syndicate?
(this is not required and it
is preferable that the
comparable not include an
affiliate).			YES				YES

Spread ($) or (%)		2.0%, but due to discount	2.0%
				Pricing, no fee charged

Note: Minimum of two comparisons must be completed for each purchase.